Exhibit 10.1

PROMISSORY NOTE

FOR VALUE RECEIVED, on November 30, 2016, subject to the terms and conditions set forth herein, AG&E HOLDINGS INC., an Illinois corporation (“Issuer”), hereby unconditionally promises to pay to the order of Anthony Tomasello (the “Noteholder”, and together with Issuer, the “Parties”), the principal amount of $1,000,000 (as the same may be adjusted or modified as provided herein, the “Principal Amount”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

This Note has been executed and delivered pursuant to, and in connection with the closing of the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of April 12, 2016, entered into by and among Issuer, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned subsidiary of Issuer, Advanced Gaming Associates LLC, a Pennsylvania limited liability company, the Noteholder and Anthony Tomasello, in his capacity as the company representative (the “Merger Agreement”).

1.     Definitions. Capitalized terms used herein and not otherwise defined herein or in the Merger Agreement shall have the meanings set forth in this Section 1.

“Applicable Law” means all laws, statutes, constitutions, rules, regulations, principles of common law, resolutions, codes, ordinances, requirements, judgments, orders, decrees, injunctions, and writs of any Governmental Entity.

“Applicable Rate” means the rate equal to 5% per annum.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Applicable Law to be closed for business.

“Debt” of Issuer, means all: (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by Issuer providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than Issuer; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Issuer secured by any Lien on any asset of Issuer, whether or not such indebtedness has been assumed by Issuer.

“Default Rate” means, at any time, the Applicable Rate plus two percentage points (2.0%).

“Event of Default” has the meaning set forth in Section 8.

“First Earn-out Period” means the twelve consecutive months commencing on the first day of the first full month following the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time and as consistently applied by Issuer.

“Governmental Entity” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body (e.g., stock exchange) exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Lien” means lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Maturity Date” means the earlier of: (a) fifth anniversary of the date hereof and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Entity or other entity.

“Second Earn-out Period” means the twelve consecutive months commencing on the first day following the expiration of the First Earn-out Period.

“Service Revenue” means the aggregate dollar amount of revenue of the Surviving Entity (as defined in the Merger Agreement) following the date hereof, as calculated by Issuer in accordance with GAAP, of the services listed in Exhibit A attached hereto.

2.     Adjustments to the Principal Amount.

2.1     Post-Closing Working Adjustment. The Principal Amount shall be increased or reduced, as applicable, in accordance with the terms of Section 2.08 (Post-Closing Adjustment to Parent Note Amount) of the Merger Agreement.

2.2     Principal Amount Escalators and Procedure.

(a)     Escalators.

(i)     The Principal Amount shall be increased by an additional $1,000,000 (the “First Earn-out Amount”) if the Surviving Entity exceeds $5,000,000 in Service Revenue during the First Earn-out Period (the “First Earn-out Target”).

(ii)     The Principal Amount shall be increased by an additional $1,000,000 (the “Second Earn-out Amount”) if the Surviving Entity exceeds $7,000,000 in Service Revenue during the Second Earn-out Period (the “Second Earn-out Target”).

(iii)     For greater certainty, in no event shall the application of Section 2.2 cause the Principal Amount due under this Note to exceed $3,000,000 (except to the extent such Principal Amount is increased as a result of the application of Section 2.1).

(b)     Procedure. Within 30 days after the end of the First Earn-out Period and Second Earn-out Period, as applicable, Issuer shall prepare and deliver to the Noteholder a statement setting forth its calculation of (x) the Service Revenue earned by the Surviving Entity during the First Earn-out Period or Second Earn-out Period, as applicable and (y) the amount of the resulting increase, if any, to the Principal Amount by virtue of the First Earn-out Target or Second Earn-out Target, as applicable, being satisfied (the “Earn-out Statement”). No increase to the Principal Amount by virtue of the First Earn-out Target or Second Earn-out Target, as applicable, being satisfied shall occur until the date that Issuer receives the Noteholder’s unequivocal acceptance of the applicable Earn-out Statement.

2.3     Issuer’s Set-off Rights. Notwithstanding anything to the contrary in this Note, and without prejudice to any other right or remedy it has or may have, Issuer may set off any amount it owes the Noteholder hereunder against any Damages (as defined in the Merger Agreement) for which the Noteholder is liable to Issuer under Article VII (Indemnification) of the Merger Agreement.

3.     Final Payment Date; Optional Prepayments.

3.1     Monthly Payments. Subject to the terms of Section 9, commencing on the first day of the calendar month immediately subsequent to the date of this Note and continuing on the same day of each calendar month thereafter for the next following sixty (60) months, Issuer shall pay to the Noteholder the principal and interest amount of $29,971 (the “Monthly Payments”). The Monthly Payments may be increased or reduced to account for the Post-Closing Adjustment to the Parent Note Amount.

3.2     Final Payment Date. The aggregate unpaid Principal Amount, all accrued and unpaid interest and all other amounts payable under this Note, shall be due and payable on the applicable Maturity Date.

3.3     Optional Prepayment. Issuer may prepay the Principal Amount, in whole or in part, at any time or from time to time (but if in part only in amounts of $50,000 or integral multiples of $25,000 in excess thereof) at any time upon three (3) Business Days’ written notice to the Noteholder, without penalty or premium by paying the principal to be prepaid together with accrued interest thereon to the date of prepayment. Any partial payments of principal shall not reduce the Monthly Payments, shall be applied to the Monthly Payments last falling due, and no partial prepayment shall postpone or interrupt payments of the Monthly Payments, or the payment of the remaining Principal Amount, all of which shall continue to be due and payable at the time and in the manner set forth herein; provided however the amount of interest accruing shall be so adjusted based on the then outstanding amount of principal due.

4.     Interest.

4.1     Interest Rate. Except as otherwise provided herein, any outstanding Principal Amount shall bear interest at the Applicable Rate from the date such amount was outstanding until such amount is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise; provided that, for greater certainty, the First Earn-out Amount and the Second Earn-out Amount shall not be considered outstanding Principal Amount unless and until the Noteholder is entitled to the First Earn-out Amount and/or the Second Earn-out Amount in accordance with the applicable Earn-out Statement prepared by Issuer, and Issuer receives the Noteholder’s unequivocal acceptance of the applicable Earn-out Statement, in each case in accordance with the Section 2.2.

4.2     Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3     Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed, with monthly compounding.

4.4     Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable hereunder shall exceed the maximum rate of interest permitted to be charged by the Noteholder to Issuer under Applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by Applicable Law shall be deemed a voluntary prepayment of principal by Issuer.

5.     Payment Mechanics.

5.1     Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 1:00 P.M. (prevailing Eastern Time) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to Issuer from time to time.

5.2     Application of Payments. All payments made hereunder shall be applied first to the payment of any costs or expenses incurred by the Noteholder, second to fees or charges (including without limitation late charges) outstanding hereunder, third to accrued interest, and fourth to the payment of principal of the Principal Amount outstanding under the Note.

5.3     Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and each such non-Business Day shall be included for purposes of calculating the amount of interest payable under this Note.

5.4     Rescission of Payments. If at any time any payment made by Issuer under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Issuer or otherwise, Issuer’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.5     Late Charges. Issuer acknowledges that the failure of Issuer to make any payment of the Monthly Payments, or of the payment due at the applicable Maturity Date, within (3) Business Days after such payments are due and payable, will cause the Noteholder to incur additional expense in servicing the indebtedness evidenced by this Note and will deprive the Noteholder of the use of the monies so due to the Noteholder, the precise measure of which expense and loss is not susceptible to exact determination. Accordingly Issuer agrees that in the event any Monthly Payments, including the payment due at the applicable Maturity Date, shall be overdue for a period in excess of three (3) Business Days, Issuer shall pay to the Noteholder a late charge of five ($0.05) cents for each dollar so overdue, which Issuer acknowledges is a reasonable basis on which to compensate the Noteholder for the additional expense incident to such delinquency. This shall not be construed to obligate the Noteholder to accept any overdue installment nor to limit the Noteholder’s rights and remedies for Issuer’s default, as hereinafter set forth.

6.     Representations and Warranties of Issuer. Issuer hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1     Existence. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

6.2     Power and Authority. Issuer has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3     Authorization; Execution and Delivery. The execution and delivery of this Note by Issuer and the performance of its obligations hereunder have been duly authorized by all necessary corporate action. Issuer has duly executed and delivered this Note.

6.4     Enforceability. The Note is a valid, legal and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.     Covenants. During such time as any amount is outstanding under this Note, the Noteholder acknowledges and agrees that: (a) Issuer may incur, create or assume any other Debt in its sole discretion; (b) Issuer may incur, create, assume or suffer to exist any Lien on any of its property or assets in its sole discretion; and (c) upon the request of any holder of any such other Debt incurred, created or assumed by Issuer (a “Senior Lender”), the Noteholder shall subordinate its rights to any and all amounts due under this Note to the extent and in the manner required by any Senior Lender (but only up to $5,000,000 of the Debt held by all Senior Lenders), including, without limitation the Noteholder’s entering into and execution of a subordination agreement with such Senior Lender at such time, and on such terms and conditions, as such Senior Lender deems necessary or otherwise requires (a “Subordination Agreement”).

8.     Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1     Failure to Pay. Issuer fails to make any payment required by this Note, including, without limitation, the Monthly Payments, within (3) Business Days of the due date thereof and such failure continues, and is not cured by Issuer, within 30 days after written notice is made to Issuer of such failure.

8.2     Breach of Representations and Warranties. Any representation or warranty made by Issuer to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

8.3     Bankruptcy.

(a)     Issuer commences any case, proceeding or other action: (i) under any existing or future Applicable Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer makes a general assignment for the benefit of its creditors;

(b)     there is commenced against Issuer any case, proceeding or other action of a nature referred to in Section 8.3(a) above which: (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of 90 days;

(c)     there is commenced against Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

(d)     Issuer takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.3(a), Section 8.3(b) or Section 8.3(c) above.

8.4     Judgments. One or more judgments or decrees (in each case in excess of $250,000) shall be entered against Issuer and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 180 days from the entry thereof.

9.     Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to Issuer: (a) declare the entire outstanding principal under this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and (b) exercise any or all of its rights, powers or remedies under Applicable Law; provided, however that, if an Event of Default described in Section 8.3 shall occur, the entire outstanding principal under this Note, and all accrued interest thereon and all other amounts payable hereunder, shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder. Notwithstanding the foregoing, in all cases the Noteholder’s rights under this Section 9 shall be subject to any and all rights of a Senior Lender, including rights of a Senior Lender under a Subordination Agreement with the Noteholder.

10.     Miscellaneous.

10.1     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth on the signature page hereto (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.1).

10.2     Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Illinois, without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

10.3     Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

10.4     Venue. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.5     Waiver of Jury Trial. EACH OF ISSUER AND THE NOTEHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.6     Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.7     Successors and Assigns. Neither Party hereto may assign this Note or any of the rights and obligations hereunder without the prior written consent of the other Party. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.8     Waiver of Notice. Issuer hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; liability hereunder shall be unconditional and shall not be affected in any manner by any indulgence, extension, of time, renewal, waiver, or modification granted or consented to by the Noteholder.

10.9     Interpretation. For purposes of this Note: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (y) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.10     Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.11     Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.12     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of any Party, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law. The failure of the Noteholder to exercise any such right or remedy shall in no event be construed as a waiver or release of any such right or remedy.

10.13     Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Note as of the date above first written above.

ISSUER:		AG&E HOLDINGS INC.

Address for Notices:		By:	/s/ Anthony Spier
9500 West 55th Street, Suite A		Name: Anthony Spier
McCook, Illinois 60525		Title: Chief Executive Officer

Attention:	Board of Directors

NOTEHOLDER:		Anthony Tomasello

Address for Notices:		/s/ Anthony Tomasello
109 E. Wilmont Ave.
Somers Point NJ 08244-2735

Attention:	Anthony Tomasello
E-mail:	tony@advancedgamingassociates.com

Exhibit A

Service Revenue

“Service Revenue” is the aggregate dollar amount of revenue generated by the Surviving Entity (as defined in the Merger Agreement) to install or repair slot machines, video game terminals, video lottery terminals, machine parts, or other similar gaming devices or non-gaming devices installed and used for gaming purposes, performed by a service technician of the Surviving Entity, and maintenance contract revenue for casinos and manufacturers where the work is performed at the casino site or manufacturing sites.